EXHIBIT 5




                                                  May 5, 1995


Viacom Inc.
1515 Broadway
New York, New York  10036

Dear Sirs:

     This opinion is delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Viacom Inc. ("Viacom") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 10,300,000 shares of Viacom's Class B Common Stock, par value $0.01 per share (the "Securities"), to be issued in accordance with the provisions of the Viacom Inc. 1994 Long-Term Management Incentive Plan (as amended and restated as of April 27, 1995), the Viacom Inc. Stock Option Plan for Outside Directors and the Viacom Inc. 1994 Stock Option Plan for Outside Directors (collectively, the "Plans").

     In this connection, and as the basis for the opinion expressed below, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction of such documents, corporate records and other instruments, and have made such examinations of law and fact as I have deemed necessary or appropriate for the purpose of giving the opinion expressed below.

     I am a member of the bar of the State of New York and the opinion set forth below is limited to matters controlled by the laws of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     Based upon the foregoing, it is my opinion that when (i) the applicable provisions of the Act and of such "Blue Sky" or other state securities laws as may be applicable shall have been complied with, and (ii) the Securities shall have been issued and delivered in accordance with the terms of the Plans and paid for in full, the Securities will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                  Very truly yours,


                                                /s/ Philippe P. Dauman